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                                                                    EXHIBIT 16.1

                                                            [ANDERSEN LOGO HERE]


May 24, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K/A dated May 24, 2002 of Amedisys, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


ARTHUR ANDERSEN LLP


/s/ ARTHUR ANDERSEN LLP
___________________
Sean G. Daly

cc: Mr. Larry Graham, Interim Senior Vice President of Finance, Amedisys, Inc.